Exhibit 99.1

P R O X Y

FOR THE SPECIAL MEETING OF PUBLIC WARRANTHOLDERS OF

HICKS ACQUISITION COMPANY II, INC.

This Proxy Is Solicited On Behalf Of The Board Of Directors

The undersigned hereby appoints Eric C. Neuman and Curt L. Crofford (together, the “Proxies”), and each of them, with full power of substitution, as proxies to vote the warrants that the undersigned is entitled to vote at the Special Meeting of Public Warrantholders of Hicks Acquisition Company II, Inc. (the “Company”) to be held on July 12, 2012 at 9:00 a.m. Central Daylight Time and at any adjournments and postponements thereof. Such warrants shall be voted as indicated with respect to the proposals listed on the reverse side hereof and in the Proxies’ discretion on such other matters as may properly come before the meeting or any adjournment or postponement thereof.

The undersigned acknowledges receipt of the enclosed proxy statement and revokes all prior proxies for said meeting.

THE WARRANTS REPRESENTED BY THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED WARRANTHOLDER. IF NO SPECIFIC DIRECTION IS GIVEN AS TO THE PROPOSALS ON THE REVERSE SIDE, THIS PROXY WILL BE VOTED FOR PROPOSAL 1 AND FOR PROPOSAL 2. PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY.

(Continued and to be marked, dated and signed on reverse side.)

TO VOTE BY MAIL, PLEASE DETACH HERE

HICKS ACQUISITION COMPANY II, INC. THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSALS 1 AND 2.

1. Vote on Amendment to Warrant Agreement

Approval of an amendment to the warrant agreement that governs all of the outstanding warrants of the Company (such amendment, the “Warrant Amendment”) in connection with the consummation of the transactions contemplated by the Equity Purchase Agreement, dated as of May 16, 2012, by and among the Company, HH-HACII, L.P. (the “Sponsor”), Appleton Papers Inc. (“Appleton”) and Paperweight Development Corp. (“PDC”), as amended, and the Cross Purchase Agreement, dated as of May 16, 2012, by and between the Company and PDC, pursuant to which, through a series of transactions, Appleton will become a non-wholly-owned subsidiary of the Company.

With respect to all outstanding publicly-held warrants, the Warrant Amendment would adjust the number of shares of common stock issuable upon exercise of each such warrant to one-half of one share and provide for the payment of $0.625 in cash for each such warrant. With respect to the 6,666,667 outstanding warrants held by the Sponsor (the “Sponsor Warrants”), the Warrant Amendment would adjust the number of shares of common stock issuable upon exercise of each Sponsor Warrant to one-half of one share and provide for the issuance of 0.0879 shares of common stock for each Sponsor Warrant held by the Sponsor, which shares would be subject to forfeiture in the event that certain stock price targets are not achieved. A more detailed description of the Warrant Amendment can be found in the definitive proxy statement/prospectus under the heading “The Warrant Amendment Proposal.”

FOR AGAINST ABSTAIN

2. Vote on Adjournment of Special Meeting of Public Warrantholders

Approval of an adjournment of the special meeting of Company public warrantholders to a later date or dates, if necessary, to permit further solicitation and vote of proxies if, based upon the tabulated vote at the time of the special meeting, there are not sufficient votes to approve proposal 1.

Please mark

vote as

indicated in X

this example

FOR

AGAINST ABSTAIN

Date: , 2012

Signature:

Signature (if held jointly):

When warrants are held by joint tenants, both should sign.

When signing as attorney, executor, administrator, trustee, or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by an authorized person.

A vote to abstain will have the same effect as a vote AGAINST proposals 1 and 2. The warrants represented by the proxy, when properly executed, will be voted in the manner directed herein by the undersigned warrantholder(s). If no direction is made, this proxy will be voted FOR proposals 1 and 2. If any other matters properly come before the meeting, the Proxies will vote on such matters in their discretion.

IMPORTANT – PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY. THANK YOU FOR VOTING.

Proxy – Hicks Acquisition Company II, Inc.

You are cordially invited to attend the Special Meeting of Public Warrantholders to be held on July 12, 2012, at 9:00 a.m. Central Daylight Time, at

the offices of Akin Gump Strauss Hauer & Feld LLP at

1700 Pacific Avenue, 39th Floor, Dallas, Texas 75201